Exhibit 10.56

NINTH AMENDMENT
TO
SPECIALTY PHARMACY NETWORK AGREEMENT

This Ninth Amendment to Specialty Pharmacy Network Agreement (this “Amendment”) is made as of the date the last Party executes this Amendment (the “Amendment Effective Date”), by and between Accredo Health Group, Inc. (“Specialty Pharmacy”), and United Therapeutics Corporation (“UT”). Specialty Pharmacy and UT are each referred to in this Agreement as a “Party,” collectively, the “Parties.”

WHEREAS, the Parties entered into that certain Specialty Pharmacy Network Agreement dated as of January 1, 2018, as amended (the “Agreement”); and

WHEREAS, the Parties entered into that certain Master Services Agreement dated December 18, 2013 as amended (the “Master Services Agreement”); and

NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.Attachment A. Attachment A is hereby deleted in its entirety and is replaced with the Attachment A attached hereto.

2.Attachment E. Attachment E is hereby deleted in its entirety and is replaced with the Attachment E attached hereto.

3.Except as amended and supplemented hereby, all of the terms and conditions of the Agreement shall remain and continue in full force and effect and apply hereto.

IN WITNESS WHEREOF, each of the undersigned, duly authorized, has executed this Amendment, effective as of the Amendment Effective Date.

Accredo Health Group, Inc. By: /s/ Michael Hughes Print Name: Michael Hughes Title: Managing Director Date: 11/10/2025	United Therapeutics Corporation By: /s/ Chip Jackson Print Name: Chip Jackson Title: VP Distribution and Patient Access Date: 13-Nov-2025 | 9:47:09 AM EST